UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20543


                                    FORM 8-K

                                 CURRENT REPORT
                      Pursuant to Section 13 or 15 (d) of
                      The Securities Exchange Act of 1934


                          Date of Report July 31, 1998

                          THE PEOPLES HOLDING COMPANY
                          ---------------------------
            (Exact name of registrant as specified in its charter)

               Mississippi         0-12154        64-0676974
               -----------         -------        ----------

               (State or           (Commission    (I.R.S. Iden-
               other                file          tification
               jurisdiction)        number)       number)

                209 Troy Street, Tupelo, Mississippi 38802-0709
                ------------------------------------ ----------
              (Address of principal executive officers) (Zip Code)

                  Registrant's Telephone Number: (601)680-1001

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ITEM 1:   CHANGES IN CONTROL OF REGISTRANT.
          ---------------------------------

          Not applicable

ITEM 2:   ACQUISITION OR DISPOSITION OF ASSETS.
          -------------------------------------

          Not applicable

ITEM 3:   BANKRUPTCY OR RECEIVERSHIP.
          ---------------------------

          Not applicable

ITEM 4:   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTS.
          --------------------------------------------

          Not applicable

ITEM 5:   OTHER EVENTS.
          -------------

               The Board of Directors of The Peoples Holding Company has approved the hiring of Alex Sheshunoff Mangement Consulting Services, Inc. The focus of their engagement is to re-align work flows by better utilizing technology. Approximately 130 jobs will be eliminated over a period of approximately 9 months. Work should be completed by the end of the first quarter of 1999. The economic impact will not be apparent until 1999, but is expected to generate an additional $3 to $4 million pre-tax.

ITEM 6:   RESIGNATION OF REGISTRANT'S DIRECTORS.
          --------------------------------------

          Not applicable

ITEM 7:   FINANCIAL STATEMENTS AND EXHIBITS.
          ----------------------------------

          Not applicable

ITEM 8:   CHANGE IN FISCAL YEAR.
          ----------------------

          Not applicable

ITEM 9:   SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.
          ----------------------------------------------------

          Not applicable

                          SIGNATURE

Pursuant to the requirements of The Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on it's behalf by the undersigned thereunto duly authorzied.

                                   THE PEOPLES HOLDING COMPANY


                                   /s/    John W. Smith
                                   ---------------------------
                                          John W. Smith
                                         President & CEO


DATE:     July 31, 1998
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